                                                                  Exhibit 10.103


                  DATED DECEMBER 30, 2005









                   RUSS BERRIE (UK) LIMITED                                 (1)

                   and

                   BARCLAYS BANK PLC                                        (2)




                 ---------------------------------------------------------------

                   FRAMEWORK AGREEMENT
                   relating to 6,000,000 Pounds Sterling multi-currency facility

                 ---------------------------------------------------------------


HAMMONDS
7 Devonshire Square Cutlers Gardens London EC2M 4YH DX 136546 Bishopsgate 2 TELEPHONE +44 (0)870 839 0000 FAX +44 (0)870 839 1001

OFFICES AND ASSOCIATED OFFICES Aosta Berlin Birmingham Brussels Hong Kong Leeds London Madrid Manchester Milan Munich Paris Rome Turin

WEBSITE  www.hammonds.com

REFERENCE: BAR.962-0228

                                    CONTENTS

1        INTERPRETATION......................................................................................1

2        AMOUNT.............................................................................................12

3        CONDITIONS PRECEDENT...............................................................................12

4        EXISTING DEBTS.....................................................................................13

5        PURCHASE...........................................................................................14

6        ACCOUNTS...........................................................................................16

7        COLLECTION AND ADMINISTRATION......................................................................16

8        NON-PAYMENT OBLIGATIONS............................................................................18

9        FEES...............................................................................................18

10       PAYMENTS...........................................................................................19

11       GENERAL REPRESENTATIONS............................................................................19

12       DEBT SPECIFIC WARRANTIES...........................................................................20

13       CREDIT APPROVAL UNDERTAKINGS.......................................................................21

14       GENERAL UNDERTAKINGS...............................................................................23

15       TERMINATION........................................................................................25

16       DEFAULT............................................................................................25

17       LIMITED RECOURSE...................................................................................27

18       INDEMNITY..........................................................................................27

19       INCREASED COSTS....................................................................................28

20       SET-OFF............................................................................................28

21       POWER OF ATTORNEY..................................................................................28

22       ASSIGNMENTS........................................................................................29

23       WAIVERS AND REMEDIES CUMULATIVE....................................................................29

24       MISCELLANEOUS......................................................................................29

25       NOTICES............................................................................................30

26       COUNTERPARTS.......................................................................................30

27       JURISDICTION.......................................................................................30

28       GOVERNING LAW......................................................................................30

Schedule 1 FORM OF NOTICE OF ASSIGNMENT AND TRUST...........................................................33

Schedule 2 FORM OF DEBT NOTIFICATION NOTICE.................................................................34

Schedule 3 OPERATIONAL UNDERTAKINGS.........................................................................35

Schedule 4 COMPUTERISED FACILITIES..........................................................................37

ANNEXE 1 ...................................................................................................41

DATE OF FRAMEWORK AGREEMENT                                                 2006

PARTIES

(1) RUSS BERRIE (UK) LIMITED (registered with the number 01459528) whose registered office is at Liberty House, Houndsdown Business Park, Bulls Copse Road, Totton, Southampton, Hampshire SO40 9RB (the "COMPANY"); and

(2) BARCLAYS BANK PLC acting through its Sales Financing division at Churchill Plaza, Churchill Way, Basingstoke, Hampshire RG21 7GL ("BARCLAYS").

INTRODUCTION

A The Company is a trading entity creating Debts in the ordinary course of its business.

B Due to the specific working capital requirements of the Company, certain Debts shall be assigned by the Company to Barclays pursuant to this Agreement.

C This Agreement provides the framework for the sale of Debts by the Company to Barclays.

D It is intended that where a Debtor does not make payment of a Debt (in whole or in part), the Company shall demand from the relevant Debtor payment of the Debt in full or the Shortfall. It is also intended that if the Company breaches its obligations to make demand of the relevant Debtor, the Company shall pay an amount equal to the amount that should have been so demanded.

E The entry into of this Agreement is for the Company's general corporate purposes

IT IS AGREED THAT:

1        INTERPRETATION

1.1      DEFINITIONS

         In this Agreement:

         "ADMINISTRATOR"

         means any person appointed under Schedule B1 of the Insolvency Act 1986 to manage a person or partnership's affairs, business and property.

         "ADVERTISING CONTRIBUTIONS"

         means sums payable to the Company by Debtors in consideration of financial contributions made by the Company in relation to advertising and other similar expenditure.

         "AFFILIATE"

         means a Subsidiary or a holding company (as defined in section 736 of the Companies Act 1985) of a person or any other Subsidiary of that holding company.

         "AGED EXISTING DEBTS"

         means Existing Debts which were due for payment by the relevant Debtors on or before 1 July 2005 (and which are therefore not insured by the Policy).

         "AGEING PERIOD"

         means 150 days from the last day of the month in which the relevant Invoice was raised.

         "APPLICABLE RATE"

         means for the purposes of calculating Discount, in relation to Approved Currencies, the prevailing base rate of Barclays Bank PLC as varied from time to time.

         "APPROVED CURRENCIES"

         means Sterling and US Dollars, and "APPROVED CURRENCY" shall be construed accordingly.

         "APPROVED DEBT"

         means a Debt:

         (a) in relation to which the Company is not in breach of any warranty, representation, covenant or undertaking given in relation to such Debt under this Agreement; and

         (b)      which does not cause any Limit to be exceeded; and

         (c)      which is subject to and falling within a Credit Limit; and

         (d)      which is subject to and falling within a Barclays' Credit
                  Limit.

         "APPROVED JURISDICTIONS"

         means for the time being, the member states of the European Union (as it shall comprise from time to time), Hong Kong, the USA and any other country Barclays may approve from time to time and "APPROVED JURISDICTIONS" shall be construed accordingly.

         "BANKING DAY"

         means a day (other than a Saturday or a Sunday) on which banks are open for business in London.

         "BARCLAYS' CREDIT LIMIT"

         means a credit limit referable to a Debtor, which shall until further notice by Barclays to the Company, mirror the Credit Limit (if any) referable to such Debtor.

         "BREAKAGE COSTS"

         means the sum payable in accordance with clause 15(e) (Termination).

         "COMPUTERISED FACILITIES"

         has the meaning given to it in Schedule 4 (Computerised Facilities).

         "COLLECTION DATE"

         means, in relation to a Debt, the date on which the amount owed by the Debtor to the Company is received by the Company.

         "COMMENCEMENT DATE"

         means the date of this Agreement.

         "CONTRA ACCOUNTS"

         means the actual and potential offset value of any amount owed by the Company to a Debtor against the amount owed by the Debtor to the Company as part of a reciprocal trading relationship as determined by Barclays (acting reasonably) from the month end debtors and creditors aged analyses.

         "CONTRACT"

         means an arrangement between a Debtor and the Company under which the Debtor is obliged to pay for goods sold or services supplied by the Company.

         "CREDIT LIMIT"

         means, in relation to a Debtor, the subsisting credit limit (if any) allowed or issued by the Insurer under the Policy.

         "CREDIT NOTE"

         means a credit note raised and issued by the Company to a Debtor which reduces the amount of Debt due under an Invoice.

         "CREDIT RISK"

         means the risk of financial loss detailed in and covered by the Policy as a consequence of the failure of a Debtor to pay an Approved Debt wholly or in part but excluding any amount representing any First Loss or any VAT in relation to a Debt.

         "DEBT"

         means the indebtedness of a Debtor to the Company under a Contract (including VAT and the right to payment of any interest or finance charges and all other rights as an unpaid vendor under the relevant Contract or at law including the right to receive, sue for, recover and obtain payment, and the goods delivered under such Contract).

         "DEBIT NOTE"

         means a debit note raised and issued by a Debtor to the Company which reduces the amount of Debt due under an Invoice (including, for the avoidance of doubt, debit notes issued by Harrods Limited or any Affiliate of Harrods Limited (company number 00030209)).

         "DEBT NOTIFICATION NOTICE"

         means a notice substantially in the form of Schedule 2 (Form of Debt Notification Notice).

         "DEBTOR"

         means a trade debtor of the Company under a Contract.

         "DEBTOR ACCOUNT"

         means the bookkeeping account maintained by Barclays in relation to this Agreement as referred to in clause 6.2 (Debtor Account).

         "DEBTOR ACCOUNT BALANCE"

         means the balance of the Debtor Account from time to time.

         "DEDUCTION"

         means the aggregate of:

         (a) the aggregate value (from time to time) of Credit Notes and Debit Notes;

         (b) (if the aggregate value of all outstanding Approved Debts at any time of a single Debtor is equal to or greater than 20 per cent. of all outstanding Approved Debts at such time (the "DEBTOR LIMIT")), the amount of any Approved Debt owed by that Debtor in excess of the Debtor Limit;

         (c) (if the aggregate value of all outstanding Eligible Export Debts at any time exceeds more than 20% of the aggregate value of all outstanding Approved Debts at such time (the "EXPORT LIMIT")), the value of any Export Debt owed by any Export Debtor in excess of the Export Limit; and

         (d) (if the aggregate value of all Excluded Export Debts at any time exceeds more than 20% of the aggregate value of all outstanding Debts at such time (the "EXCLUDED EXPORT DEBT LIMIT")), the value of any Excluded Export Debt owed by any Excluded Export Debtor in excess of the Excluded Export Debt Limit.

         "DEFAULT"

         means an Event of Default or an event which, with the giving of notice, lapse of time, determination of materiality or fulfilment of any other applicable condition (or any combination of the foregoing), would in accordance with clause 16.1 (Default) constitute an Event of Default.

         "DEFERRED ELEMENT"

         has the meaning given to it in clause 5.3(b) (Early Payment Percentage and Deferred Element)

         "DISCOUNT"

         means 1.50 per cent above the Applicable Rate from time to time.

         "DISCOUNT PERIOD"

         means 120 days after the end of the month in which the relevant Debtor becomes Insolvent or any Insolvency Proceedings occur in relation to the relevant Debtor.

         "DISPUTES"

         means, from time to time and at any time, the aggregate value of all and any Debts (in whole or in part) in relation to which the relevant Debtor has indicated to the Company that it will withhold or refuse to make payment for any reason.

         "EARLY PAYMENT PERCENTAGE"

         means, subject to the terms of this Agreement, 75 per cent of the Notified Value of Approved Debts.

         "EVENT OF DEFAULT"

         means an event specified as such in clause 16.1 (Default).

         "EXCLUDED EXPORT DEBT"

         means a Debt created under a Contract the Invoice in relation to which is addressed to a Debtor outside an Approved Jurisdiction and/or expressed in a currency which is not an Approved Currency.

         "EXISTING DEBT"

         means a Debt existing at the Commencement Date.

         "EXPORT DEBT"

         means a Debt created under a Contract governed by English law the Invoice in relation to which is addressed to a Debtor in an Approved Jurisdiction and expressed in an Approved Currency and "EXPORT DEBTOR" shall be construed accordingly.

         "FACILITY"

         means the limited recourse confidential invoice discounting facility provided under this Agreement.

         "FACILITY ARRANGEMENT FEE"

         means 30,000 Pounds Sterling plus VAT.

         "FACILITY LIMIT"

         means 6,000,000 Pounds Sterling (or its currency equivalent).

         "FINANCE DOCUMENTS"

         means this Agreement, the Letter of Comfort, the Policy Assignment and all and any ancillary documentation associated therewith or connected thereto or designated by Barclays as a Finance Document.

         "FIRST LOSS"

         means the deductible as referred to or defined in the Policy or any similar first loss of deduction established by the Insurer.

         "FUTURE DEBT"

         means a Debt created after the Commencement Date.

         "INSOLVENCY PROCEEDINGS"

         means, in relation to any person (and for the purposes of this definition "person" shall include a partnership):

         (a) any distress, execution, or sequestration is exercised against the assets of that person; or

         (b) any petition or proposal is presented or a meeting is convened with a view to a composition, assignment or arrangement with any creditors of that person; or

         (c) a meeting of that person is convened for the purpose of considering any resolution for (or to petition for) its winding-up or for its administration or any such resolution is passed; or

         (d) a notice of intention to appoint an Administrator being given by any person or an Administrator being appointed; or

         (e) any person presents a petition for the administration or winding-up of a person (not being a petition which can be demonstrated to the reasonable satisfaction of Barclays to be frivolous, vexatious or an abuse of process of the court or is validly discharged within 10 Banking Days); or

         (f) an order for the winding-up or administration or bankruptcy of that person is made; or

         (g) a moratorium pursuant to Section 1A and Schedule A1 Insolvency Act 1986 or pursuant to paragraph 1A of Schedule 1 of the Insolvent Partnerships Order 1994 is established; or

         (h) any petition or proposal is presented or a meeting is convened with a view to the rehabilitation, administration, receivership, custodianship, liquidation, winding-up or dissolution of that person (other than for the purpose of an amalgamation or reconstruction whilst solvent), or any other insolvency proceedings involving that person (not being proceedings which such person can demonstrate to the reasonable satisfaction of Barclays is frivolous, vexatious or an abuse of process).

         A person (and for the purposes of this definition "person" shall include a partnership) is "INSOLVENT" if:

         (a) it is, or is deemed for the purposes of any law to be, unable to pay its debts or to be insolvent, or admits its inability to pay its debts as they fall due; or

         (b) it ceases to trade or notifies Barclays of its intention to cease to trade or Barclays otherwise becomes aware of such intention through a source reasonably considered to be reliable; or

         (c) any step (including petition, proposal, giving notice, convening a meeting or applying to court) is taken with a view to:

                  (i) a composition or scheme of arrangement (including a company voluntary arrangement) with any of its creditors;

                  (ii) its administration, winding-up, liquidation or dissolution;

                  (iii)    its receivership or bankruptcy; or

                  (iv) anything analogous to sub-paragraphs (i) - (iii) above; or

         (d)      an Administrator is appointed over it; or

         (e)      it is insolvent within the terms of the Insolvency Act 1986.

         "INSURER"

         means Euler Hermes (UK) Plc or any other insurer which shall co-insure, joint insure, or act (with Barclays' prior written consent) as a substitute or replacement insurer from time to time.

         "INVOICE"

         means the original sales invoice in respect of a Debt issued by the Company to a Debtor.

         "LA SALLE"

         means La Salle Business Credit/La Salle Bank N.A. of 135 S La Salle St, Suite 425, Chicago IL 60606.

         "LETTER OF COMFORT"

         means the letter of comfort dated on or around the date hereof provided by the Parent in favour of Barclays in respect of the obligations arising under this Agreement.

         "LIMITS"

         means, from time to time, the Facility Limit, the Debtor Limit, the Export Limit, the Excluded Export Limit the Permitted Dilution Percentage and the Permitted Ageing Percentage.

         "MATERIAL ADVERSE CHANGE"

         means a material adverse change to (a) the business, assets, financial condition or operation of the Company and its Affiliates, or (b) the ability of the Company to perform the obligations arising under this Agreement or (c) the ability of the Company and/or the Parent to perform their respective obligations arising under the Finance Documents.

         "MATURITY DATE"

         means, in respect of each Debt, the due date for payment of that Debt as specified in its Invoice.

         "MINIMUM PERIOD"

         means a period expiring 12 calendar months after the Commencement Date.

         "NOTICE OF ASSIGNMENT AND TRUST"

         means a notice substantially in the form of Schedule 1 (Form of Notice of Assignment and Trust).

         "NOTIFIED"

         means in relation to a Debt, the inclusion of that Debt in the Sales Ledger or within a Debt Notification Notice.

         "NOTIFIED VALUE"

         means the value of a Debt described in the Sales Ledger or within a Debt Notification Notice.

         "PARENT"

         means Russ Berrie and Company, Inc. (a US corporation incorporated under the laws of the State of New Jersey, USA).

         "PARTY"

         means a party to this Agreement.

         "PAYMENT ACCOUNT"

         means the bookkeeping account maintained by Barclays in relation to this Agreement as referred to in clause 6.1 (Payment Account).

         "PAYMENT ACCOUNT BALANCE"

         means the balance of the Payment Account from time to time.

         "PAYMENT DATE"

         means the date:

         (a)      of receipt by Barclays of the Sales Ledger; or

         (b) one Banking Day after receipt by Barclays of a Debt Notification Notice from the Company.

         "PAYMENT DEFAULT"

         means the failure by the Company to comply with payment obligations to Barclays more particularly described by clause 16.1(i) (Default).

         "POLICY"

         means the Euler Hermes credit insurance policy relating to the Debts from time to time created by the Company, dated on or around the Commencement Date or such replacement credit insurance policy as Barclays may agree in writing to designate as a Policy from time to time.

         "POLICY ASSIGNMENT"

         means the assignment dated on or around the Commencement Date in favour of Barclays of all and any of the Company's rights, interest and benefit arising under or in connection with the Policy and/or the noting of Barclays as sole loss payee under the Policy.

         "PURCHASE"

         means a purchase or purported purchase by Barclays from the Company of a Debt pursuant to this Agreement.

         "RESERVES"

         means, without limitation, any event, circumstance, agreement or right, the effect of which shall restrict the amount which may be payable to the Company on account of the Purchase Price of Debts which include (from time to time) the aggregate balance (without double counting) of Advertising Contributions, Contra Accounts, Credit Notes, Debit Notes, Excluded Export Debts, Retrospective Rebates, Disputes, Aged Existing Debts and settlement discounts.

         "RETROSPECTIVE REBATES"

         means the amount of any turnover or volume related discounts agreed with Debtors which are accrued for pending settlement by the issue of a future Credit Note or payment.

         "SALES LEDGER"

         means the fully reconciled sales ledger of the Company (clearly identifying all outstanding Invoices, Credit Notes and Debit Notes in an open item format with all cash and other credit terms allocated to the appropriate Invoices) in the form annexed at Annexe 1.

         "SECURITY INTEREST"

         means any mortgage, pledge, lien, charge, hypothecation, trust, or security interest or any other agreement or arrangement having the effect of conferring security.

         "SERVICE FEE"

         means 1,750 Pounds Sterling plus VAT per month.

         "SHORTFALL"

         means in relation to a Debt, any part (not being the whole) of the Invoice Value of a Debt not received or recovered by Barclays for that Debt.

         "STERLING" OR "POUND STERLING"

         means the lawful currency of the United Kingdom.

         "SUBSIDIARY"

         means, in relation to a person, an entity of which that person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting capital or similar right of ownership and "control" for this purpose means the power to direct management and the policies of an entity whether through ownership of voting capital, by contract or otherwise.

         "TERMINATION DATE"

         means the date on which this Agreement is terminated under clause 15 (Termination) or clause 16 (Default).

         "TRUST ACCOUNTS"

         means any bank accounts in the Company's name, mandated in favour of or otherwise controlled by Barclays and/or declared in trust for Barclays, and which in each case, the Company has no right, title, interest in or to any balance standing from time to time to the credit thereof.

         "UNAPPROVED DEBT"

         means a Debt which Barclays designates as not being, or no longer being an Approved Debt, or in respect of which the Company is in breach of any provision of this Agreement.

         "US FACILITY AGREEMENT"

         means the agreement between La Salle and the Parent pursuant to which La Salle have agreed to provide the Parent with certain facilities, in the form subsisting at the Commencement Date (a certified copy of which will be provided to Barclays for information purposes in accordance with clause
         3.2 (Conditions Precedent and Condition Subsequent)).

         "US FINANCIAL COVENANTS"

         means any financial covenants contained in the US Facility Agreement (and if La Salle agrees to waive, amend, vary, substitute or replace such financial conditions, any such waiver, amendment, variation, substitution or replacement shall only binding for the purposes of this Agreement to the extent that Barclays agree in writing from time to time to be bound by it).

         "VAT"

         means value added tax.

1.2      CONSTRUCTION

         (a) In this Agreement, unless the contrary intention appears, a reference to:

                  (i) an "AUTHORISATION" includes an authorisation, consent, approval, resolution, licence, exemption, filing or registration;

                           a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation; and

                           a "CHANGE OF CONTROL" means when a person or group of persons acting in concert becomes the beneficial owner of 50 per cent. of shares in the entire issued share capital of any company carrying the right to exercise more than 50 per cent. of the votes at a general meeting of that company;

                  (ii) a clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

                  (iii)    a person includes its successors and assigns;

                  (iv) a document is a reference to that document as amended, varied, restated, replaced or substituted;

                  (v)      a time of day is a reference to London time;

                  (vi) words denoting the singular only shall include the plural and vice versa;

                  (vii) the date of this Agreement is to be construed as the date on which the Company signs this Agreement; and

                  (viii) references to any statute, law, decree or regulation shall be deemed to be references to such statute, law, decree or regulation as re-enacted, amended, extended, or replaced from time to time;

         (b) The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

1.3      CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

         Unless expressly provided to the contrary in this Agreement, a person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 and notwithstanding any term of this Agreement, the consent of any third party is not required for any variation (including any release or compromise of any liability) or termination of this Agreement.

2        AMOUNT

2.1 By executing and delivering this Agreement, the Company assigns to Barclays all Existing Debts and all Future Debts. Ownership of Existing Debts shall vest absolutely in Barclays on the date of this Agreement and Future Debts shall vest absolutely in Barclays automatically upon the creation of such Debts without any further act on the part of either the Company or Barclays.

2.2 Subject to the terms of this Agreement, the amount paid for Approved Debts by Barclays shall be limited to a maximum aggregate amount outstanding at any one time which results in:

         (a) the Payment Account Balance being no greater than the Early Payment Percentage of the Approved Debts on the Debtor Account Balance; and

         (b)      the Payment Account Balance being no greater than the Facility
                  Limit.

3        CONDITIONS PRECEDENT AND CONDITION SUBSEQUENT

3.1 Barclays will make no payment in relation to Approved Debts pursuant to the Facility unless and until Barclays confirms to the Company that the following has been received or addressed in form and substance satisfactory to Barclays:-

         (a) a copy of the resolution of the board of directors of the Company approving the terms of, and the transactions contemplated by, this Agreement;

         (b) a specimen of the signature of each person authorised to sign this Agreement on behalf of the Company and to sign and/or send all documents and notices to be signed and/or sent by the Company under this Agreement;

         (c) evidence that no Security Interest affects the Debts or a waiver from any person entitled to any Security Interest in a form and substance satisfactory to Barclays;

         (d) payment in full of the Facility Arrangement Fee specified in clause 9(a) (Fees) to such account as Barclays may nominate, together with payment in full of all legal fees incurred by Barclays in connection with the preparation and negotiation of the Finance Documents all other ancillary documentation associated or connected thereto;

         (e) evidence of Barclays' reasonable satisfaction with updated original survey findings dated 15th and 16th December 2005 of the Sales Ledger;

         (f) evidence of all proof of delivery information and documentation;

         (g) evidence of 1,000,000 Pounds Sterling product liability insurance subsisting with an insurer acceptable to Barclays;

         (h) evidence of Barclays' reasonable satisfaction that the Company can produce acceptable Invoices and Credit Note daybooks to corroborate Total Uploads and the form of all and any information required to be delivered under Schedule 3 (Operational Undertakings);

         (i)      the entry into of the Finance Documents;

         (j) evidence of the approval and consent of Russ Berrie and Company, Inc. to the entry into of the Finance Documents;

         (k) evidence of the approval and consent of La Salle to the entry into of the Finance Documents;

         (l) evidence of the entry into of the Policy together with evidence that Barclays have been named as joint insured or first loss payee (to be decided by Barclays) in relation to the Policy;

         (m) confirmation of which suppliers are paid by the Company by letter of credit; and

         (n) any other document, assurance or opinion that Barclays may reasonably require.

3.2 The Company agrees to provide to Barclays a copy of the US Facility Agreement, certified as a true and complete copy of that agreement by the Parent's US legal counsel within 7 Banking Days of the Commencement Date.

4        EXISTING DEBTS

4.1      Barclays will:

         (a) make no payment in relation to Existing Debts pursuant to the Facility unless:

                  (i) Barclays has received the Sales Ledger in substantially the form set out in Annexe 1 (Sales Ledger) of this Agreement;

                  (ii) each Existing Debt is denominated in Approved Currency and is due and payable to the Company in the United Kingdom within 60 days of the date of payment of the relevant Invoice;

                  (iii) the purchase by Barclays of the Existing Debts would not result in a breach of clause 2.2 (Amount);

                  (iv) no Default has occurred or will result from the purchase by Barclays of the Existing Debts; and

                  (v)      the Company provide in relation to the Existing
                           Debts:-

                           (A) a summary debtors aged analysis in a format reasonably agreed by Barclays (acting reasonably);

                           (B) if previously requested by Barclays, copies of the Invoices evidencing the Existing Debts; and

                           (C) any other document Barclays may reasonably require; and

         (b) not make a payment against an Existing Debt unless it is an Approved Debt.

4.2 The Company will thereafter deliver a Debt Notification Notice to Barclays in relation to Future Debts no less frequently than once per week, or as otherwise agreed with Barclays confirming that:

         (a)      all Future Debts created during the preceding week; and

         (b) a summary debtors aged analysis in a format agreed by Barclays (acting reasonably);

         have been Notified to Barclays electronically (in accordance with the provisions of Schedule 4 (Computerised Facilities) or as agreed between Barclays and the Company from time to time) so that Barclays are satisfied that the Company has Notified Barclays of all Future Debts PROVIDED ALWAYS that Barclays may request hard copy sales ledgers detailing Future Debts and/or summary debtors aged analysis in a format agreed by Barclays (acting reasonably) at any time.

4.3 If previously requested by Barclays, the Company agrees to send to Barclays copies of Invoices evidencing the Future Debts along with the Debt Notification Notice.

5        PURCHASE

5.1      PURCHASE PRICE

         (a) Subject to compliance with the terms of clause 3 (Conditions Precedent) and clause 4.1 (Existing Debts), Barclays shall pay an amount to the Company in respect of the Purchase Price of Existing Debts which are Approved Debts, in accordance with clause 5.3 (Early Payment Percentage and Deferred Element).

         (b) Subject to the terms of this Agreement and compliance with the terms of clause 4.2 (Existing Debts), following receipt of a Debt Notification Notice, Barclays shall, at the Company's request, pay an amount to the Company in respect of the Purchase Price of Future Debts which are Approved Debts and which the Company refers to in the Debt Notification Notice, in accordance with clause 5.3 (Early Payment Percentage and Deferred Element).

5.2      PURCHASE PRICE

         The Purchase Price of each Debt shall be the amount received by Barclays towards the discharge of the Debt, less in each case Discount (accrued prior to the expiry of the Discount Period) and any Deduction, set-off, or claim later made by a Debtor or discount, abatement, claim or allowance to which such Debtor may be entitled, and any other deduction permitted or provided for by the terms of this Agreement and shall be payable by Barclays on the Collection Date ("PURCHASE PRICE").

5.3      EARLY PAYMENT PERCENTAGE AND DEFERRED ELEMENT

         (a) Subject to the terms of this Agreement, Barclays shall, in relation to Approved Debts, make a payment of the Purchase Price to the Company on each Payment Date, equal to the Early Payment Percentage of the Notified Value (inclusive of VAT) of such Approved Debts (or such lesser amount as may be agreed with the Company) ("EARLY PAYMENT") provided that the making of any such Early Payment shall not cause any Limit to be exceeded, and taking into account the aggregate value from time to time of Reserves.

         (b) Subject to the terms of this Agreement, Barclays shall pay to the Company on each Collection Date, any outstanding balance of the Purchase Price of Approved Debts, after accounting for accrued Discount charged or to be charged and the amount of any Early Payment made in respect of such Debts (the "DEFERRED ELEMENT") and provided that the payment of any such Deferred Element shall not cause any Limit to be exceeded.

         (c) The payment of the Early Payment and/or the Deferred Element to the Company by Barclays pursuant to clause 5 (Purchase) shall constitute a good discharge by Barclays of such monies so paid.

         (d) The Company shall immediately repay to Barclays upon Barclays' request, the amount of any payment made in excess of any Limit, or any Early Payment in relation to any Approved Debt where such Approved Debt becomes an Unapproved Debt.

5.4      ADJUSTMENT OF EARLY PAYMENT PERCENTAGE

         (a) If, in any rolling three month period, the aggregate value of all Credit Notes issued by the Company exceeds 10 per cent. of the aggregate Notified Value of all Debts Notified to Barclays during that period (the "PERMITTED DILUTION PERCENTAGE"), Barclays shall reduce the Early Payment Percentage by 1 percentage point for each increase of 1 per cent. above of the Permitted Dilution Percentage.

         (b) If, on the last day of any calendar month, the aggregate Notified Value of outstanding Debts which exceed the Ageing Period exceeds 10 per cent. of the aggregate Notified Value of all Debts Notified to Barclays and outstanding on that day (the "PERMITTED AGEING PERCENTAGE"), Barclays shall reduce the Early Payment Percentage by 1 percentage point for every 1 per cent. above the Permitted Ageing Percentage.

         (c) In the event of any unsatisfactory audit and/or the non-compliance by the Company with the terms of the Policy and/or the breach of the US Financial Covenants, Barclays may reduce the Early Payment Percentage to a level which, in their discretion, reflects the increased risk associated with such circumstances.

6        ACCOUNTS

6.1      PAYMENT ACCOUNT

         (a) Barclays shall, on each Payment Date, debit an amount equal to an Early Payment to the Payment Account.

         (b) Barclays shall, on each day a payment of the Deferred Element is made, debit an amount equal to such payment to the Payment Account.

         (c) Discount in respect of any Debt purchased by Barclays shall be calculated on the debit balance of the Payment Account from day to day and shall be maintained as a separate accrual. Such accrual shall (subject to the Discount Period not having expired) be debited to the Payment Account on the last Banking Day of each calendar month.

         (d) Discount in respect of each Early Payment shall cease in respect of any period after the end of the Discount Period.

         (e) On the date Barclays receives from the Debtor or the Insurer (as the case may be) cleared funds in payment of any Debt, Barclays shall credit an amount equal to the amount received to the Payment Account.

         (f) Any reasonably and properly incurred fees, costs and expenses (including legal fees and expenses) due and payable under this Agreement shall be debited to the Payment Account.

6.2      DEBTOR ACCOUNT

         (a) Barclays shall, on each Payment Date, credit an amount equal to the Invoice Value of the Debts to the Debtor Account.

         (b) On the date that Barclays is notified of any reduction in the value of any Debt purchased by Barclays (whether as a result of payment or otherwise) Barclays shall debit an amount equal to the reduction in the value of the Debt notified to the Debtor Account.

         (c) On the date Barclays receives from the Debtor or the Insurer (as the case may be) cleared funds in payment of any Debt, Barclays shall debit an amount equal to the amount received to the Debtor Account.

7        COLLECTION AND ADMINISTRATION

         (a) The Company shall, as agent and trustee of Barclays, continue to collect at its own expense all Debts purchased by Barclays under this Agreement with at least the same standard of diligence in relation to the collection of such Debts as undertaken by it prior to the date of this Agreement.

         (b) The Company shall, in relation to any amount received or recovered by it in respect of a Debt, comply in all respects with this clause 7 (Collection and

                  Administration).

         (c) Barclays may at any time communicate with Debtors in the name of the Company for the purposes of Debt verification and the Company shall provide Barclays with such assistance as Barclays may require for such purpose.

         (d) The Company shall use all reasonable endeavours to ensure that Debtors pay (or continue to pay, as the case may be) all Debts directly to the Trust Accounts and no other bank account.

         (e) Without prejudice to clause 7(d) above, in the event that the Company receives or recovers any cash, cheque, bill of exchange or other remittances or instruments in or towards payment of a Debt, it shall immediately upon receipt, pay into the appropriate Trust Account (or such other account as Barclays may nominate) such identical cash, cheque, bill of exchange or other remittances or instruments in or towards payment of a Debt, including remittances and other instruments made payable to the Company, endorsing the same where necessary without deduction, withholding, debit, retention, set-off or counterclaim.

         (f) The Company confirms and agrees that the proceeds of Debts are the absolute property of Barclays and pending any transfer in accordance with clause 7(e) above (and without prejudice to the provisions of that clause), shall now and hereafter be held on trust absolutely for Barclays and kept separate from the Company's own monies.

         (g) The Company shall procure that the Trust Accounts and any other bank accounts maintained pursuant to or for the purposes of the receipt of monies from Debtors are re-characterised (as the case may be) and maintained as, and are compliant at all times with, the definition of Trust Accounts.

         (h) Barclays may upon or following a Payment Default complete a Notice of Assignment and Trust and send it to the relevant Debtor and Barclays has the right to take proceedings directly against the relevant Debtor (for the avoidance of doubt, this right is in addition to any rights of Barclays under clause 16 (Default) and 21 (Power of Attorney). Barclays may in no other circumstances send such a notice.

         (i) Upon Barclays exercising their rights pursuant to clause 7(h) above, the Company will no longer hold itself out as agent of Barclays in relation to the relevant Debt, and any authority delegated to the Company in respect of that Debt shall immediately determine without any further action on the part of Barclays or the Company.

         (j)      The agency appointment referred to in clause 7(a) above:

                  (i) may be varied or cancelled by Barclays upon the occurrence of a Default;

                  (ii) shall be treated as automatically terminated should Barclays serve notice to terminate this Agreement upon or following a Default.

8        NON-PAYMENT OBLIGATIONS

         (a) If any Debt is not paid on or before its Maturity Date, the Company shall, within the 21 Banking Days following such Maturity Date, demand payment of that Debt from the relevant Debtor and (if so requested by Barclays) supply Barclays with a copy of the demand.

         (b) Without prejudice to clause 17 (Limited Recourse), Barclays has recourse to the Company for repayment of the Debts purchased by it under this Agreement, in circumstances where sub-clause 8(d) (Non-Payment Obligations) below applies.

         (c) Either as soon as reasonably practicable on any Maturity Date, or forthwith on the date of service of any Notice of Assignment and Trust, if there is an outstanding Shortfall for the relevant Debt, the Company shall:

                  (i) provide evidence to the reasonable satisfaction of Barclays that the Company is not in breach of the relevant Contract; and

                  (ii) issue a formal written demand for payment from the relevant Debtor confirming to that Debtor that the relevant Debt has been assigned to Barclays, and supply Barclays with a copy of such demand.

                  A Shortfall (in a situation where Barclays is not reasonably satisfied in accordance with sub-sub-clause 8
                  (c)(i)(Non-Payment Obligations)) will be regarded as outstanding until Barclays has been reimbursed for the Shortfall in full.

         (d) If the Company fails to perform its obligations in respect of a particular Debt under sub-clauses 8(a), 8(c) and/or 8(e) (Non-Payment Obligations), the Company shall on demand by Barclays, pay to Barclays an amount equal to the amount that should have been demanded by the Company and/or the Shortfall in respect of that Debt.

         (e) The Company shall, at the Company's expense, take whatever action (including enforcement action and legal proceedings) Barclays reasonably requires to facilitate:

                  (i) the realisation of any Debt purchased by it under this Agreement; or

                  (ii) the exercise of any right or discretion exercisable by Barclays in respect of any Debt purchased by it under this Agreement.

9        FEES

         (a) The Company shall pay to Barclays the Facility Arrangement Fee on the Commencement Date.

         (b) The Company shall pay to Barclays the Service Fee on the last Banking Day of each calendar month. Barclays may debit to the Payment Account on the last day of each calendar month an amount equal to the monthly Service Fee.

         (c) The Company shall pay to Barclays all bank commissions and charges (at Barclays Bank PLC's prevailing tariff from time to time) for:

                  (i)      maintaining any Trust Account;

                  (ii)     collecting remittances in relation to Export Debts;

                  (iii) converting to an Approved Currency the proceeds of any Debt if not expressed in an Approved Currency, or if requested to effect any such conversion by the Company; and

                  (iv)     dealing with dishonoured remittances

         (d) all costs, charges, fees and expenses (including legal fees and expenses) during the negotiation and preparation of, and during the currency of, this Agreement

10       PAYMENTS

         (a) All payments under this Agreement shall be made in an Approved Currency to the relevant Party to its account(s) at such office or bank as it may notify to the other Party for this purpose prior to the date of this Agreement or any other notified by it to the other Party by not less than 5 Banking Days' notice. Payments under this Agreement shall be made for value on the due date at such times and in such currency as Barclays may specify as being customary at the time for the settlement of Sterling transactions in an Approved Currency.

         (b) All payments made by the Company under this Agreement shall be made without set-off or counterclaim and without any deduction. If the Company is compelled to make any deduction the Company shall pay additional amounts to ensure receipt by Barclays of the full amount Barclays would have received but for the deduction.

         (c) In the event of Payment Default, the Company shall, without prejudice to any other rights of Barclays under this Agreement, pay interest to Barclays on demand on the unpaid amount (both before and after judgment) at the rate of 3 per cent. above the Applicable Rate.

11       GENERAL REPRESENTATIONS

         The Company represents to Barclays on the date of this Agreement and, on each Payment Date, that:

         (a) it is a limited liability company, duly incorporated and validly existing under the laws of England;

         (b) this Agreement is a legally binding obligation enforceable in accordance with its terms, is within its powers and has been duly authorised;

         (c) this Agreement does not conflict with any law applicable to the Company;

         (d) all consents and authorisations in relation to this Agreement have been obtained;

         (e) no Default is outstanding or might result from the assignment of a Debt pursuant to this Agreement;

         (f) its latest accounts and/or consolidated accounts show a true and fair view of its then financial condition and/or consolidated financial condition and there has been no material adverse change in its financial condition and/or consolidated financial condition since that date;

         (g) no litigation, arbitration or administrative proceedings are current, pending or to the knowledge of the Company threatened which might, if adversely determined, result in a Material Adverse Change;

         (h) all material and relevant written information supplied by the Company to Barclays prior to the date of this Agreement was true, complete and accurate in all material respects at its date and nothing has occurred since the date of the supply of such information which renders it untrue or misleading in any material respect other than changes that have been disclosed in other later written information; and

         (i) it has made, and will continue to make, all necessary notifications or registrations under the terms of the Data Protection Act 1998.

12       DEBT SPECIFIC WARRANTIES

         In relation to each Debt, the Company will be treated as representing and warranting to Barclays at the time that it is Notified that:

         (a) in relation to the relevant Debtor, there exists a subsisting Credit Limit and a subsisting Barclays Credit Limit;

         (b) such Debt is an existing, legal, valid, binding, undisputed and enforceable payment obligation of the relevant Debtor evidenced by an Invoice;

         (c) the Debtor is not in default of any sums due to the Company or Barclays and the Company is not aware (acting prudently and in good faith, and having taken all reasonable steps to ascertain the same) of the occurrence of any event likely to result in Barclays receiving less than the full Notified Value on the Maturity Date;

         (d) the Debtor is not subject to Insolvency Proceedings nor is it Insolvent;

         (e) the Company is the legal and beneficial owner of such Debt, and such Debt and relevant Invoice are held by it free of any Security Interest;

         (f) the Company's rights under the Contract are not subject to a Security Interest or equitable interest;

         (g) the Debtor has accepted unconditionally and without any qualification the Contract to which such Debt relates and the Debtor is accordingly bound to pay such Debt in full, without set-off, counterclaim or any other deduction or withholding;

         (h) all necessary consents, waivers, approvals and authorisations (if any) required for the assignment by the Company to Barclays of the benefits of the Contract and/or such Debt arising thereunder have been obtained;

         (i) the Company has not assigned or otherwise transferred or granted any interest in and to all or any of its rights in relation to such Debt or the relevant Contract to any third party;

         (j) such Debt arises pursuant to a Contract governed by English law and the Contract does not conflict with any law applicable to the Company;

         (k) the Debt is evidenced by an Invoice and the correct name and address of the Debtor appears on every Invoice, Credit Note, Debit Note and on all other relevant documentation sent by the Company to Barclays;

         (l)      such Debt is not subject to any withholding tax;

         (m) no reservation of title by any third party applies to the goods, the subject of a Debt, nor can any third party trace into such goods or to such Debt and no third party has any lien or right of retention in relation to such goods;

         (n) copies of the Contracts which the Company has delivered to Barclays represent the contractual basis upon which the Company contracts with the Debtors;

         (o) the Company has complied with all material obligations required to be complied with by it under each Contract, and in respect of each Invoice and, there is no dispute with the Debtor outstanding in connection with the Contract;

         (p) it relates to a Contract which has not been terminated or rescinded by the relevant Debtor;

         (q) it does not relate to a Contract where goods are supplied on approval or where the relevant Debtor has the right to return goods at any time;

         (r)      the Debt is not owed by an Affiliate;

         (s)      the Debt has not been previously Notified to Barclays;

         (t)      the Debt is owed by a Debtor in an Approved Currency; and

         (u)      the Debt is owed by a Debtor in an Approved Jurisdiction.

13       CREDIT APPROVAL UNDERTAKINGS

13.1 The Company undertakes that the Policy has been assigned to Barclays and/or Barclays has been noted as sole loss payee under the Policy, and further undertakes not assign or purport to assign the Policy to any third party, or note or purport to note any third party as loss payee thereunder.

13.2 The Company shall at all times comply with all requirements of the Policy including the payment of all premiums and the completion and delivery to the Insurer of all declarations, returns, claims and other documents and information required under the Policy.

13.3 As between Barclays and the Company, Barclays shall not be responsible for compliance with the Policy. In the event that the Company shall at any time fail to comply with the terms of the Policy, Barclays may but shall not be obliged to remedy (including by way of paying any premium due or making any claim capable of being made) such failure at the Company's expense which expense shall be payable by the Company upon demand.

13.4 The Company shall, in relation to each Debtor, notify Barclays in writing of the Credit Limit set by the Insurer in respect of that Debtor. The Company shall not disclose the existence of such Credit Limit to the Debtor.

13.5 Where a Credit Limit applies in relation to a Debtor, Barclays shall until further notice set an identical Barclays Credit Limit, and (subject to the terms of this Agreement and in particular clause 17 (Limited Recourse)) accept the Credit Risk in respect of Approved Debts due from such Debtor up to the relevant Credit Limit.

13.6 Barclays may at any time (acting reasonably) refuse to accept the Credit Risk in relation to any or all Debts due from any Debtor, although such refusal (being the withdrawal of a Barclays Credit Limit) shall not apply to any Approved Debts already Notified to Barclays and in relation to which Barclays shall have already accepted the Credit Risk.

13.7 Barclays shall cease to accept the Credit Risk in relation to any or all Debts, concurrently with any withdrawal, termination or variation by the Insurer of a Credit Limit or the Policy becoming ineffective.

13.8 The Company undertakes to make all claims under the Policy as soon as practicable after an event giving rise to a claim shall have occurred.

13.9 Barclays shall upon receipt, credit to the Payment Account any moneys received from the Insurer under the Policy, less any sum received in respect of VAT (which the Company shall be entitled to claim).

13.10 If required by Barclays, the Company shall absolutely assign the benefit of any distribution due or becoming due from the Insolvency of a Debtor in respect of an Approved Debt and in the meantime hold the same on trust for Barclays.

13.11 Notwithstanding any other terms of this Agreement, Barclays shall not accept the Credit Risk in relation to any Debt to the extent that:

         (a) at any relevant time, such Debt, when aggregated with all other outstanding Debts, falls outside a Credit Limit, falls outside a Barclays Credit Limit, or is not an Approved Debt for any reason; or

         (b)      any part of such Debt shall fall within the First Loss; or

         (c)      any part of such Debt shall constitute VAT.

13.12 For the purpose of determining the Debts in relation to which Barclays shall have accepted the Credit Risk, the Debts due from the relevant Debtor shall be taken in the order they become due for payment.

14       GENERAL UNDERTAKINGS

         The Company shall from the date of this Agreement until no amounts are or may be outstanding under this Agreement or in relation to any Debts purchased by Barclays:

         (a) comply in all respects with the terms of the Policy and/or any requirements of the Insurer associated thereto or in connection therewith;

         (b) procure that Barclays is allowed access on reasonable notice to inspect the financial statements, accounting books and records of the Company;

         (c) provide to Barclays written evidence, satisfactory to Barclays, that the related goods or services in relation to a Debt have been delivered or supplied in accordance with a Contract;

         (d) forthwith on request by Barclays, supply to Barclays any other information in connection with any Finance Document, any Debt, or any Contract as Barclays may reasonably request;

         (e)      in relation to the US Financial Covenants:

                  (i) immediately inform Barclays of any breach of the US Financial Covenants;

                  (ii) confirm to Barclays quarterly (the first such confirmation to be given on 1st March 2006) that during the previous quarter the US Financial Covenants were complied with in full and without qualification; and

                  (iii) upon Barclays' request provide or procure the provision of any information provided to any person in accordance with the US Facility Agreement (and in the event of termination of the US Facility Agreement as Barclays may reasonably require);

         (f) not create or permit to exist any Security Interest on any Debt, Invoice, Contract or the Trust Account other than an encumbrance by the Company in favour of Barclays;

         (g) not sell, transfer, discount, factor, grant any trust or lease or otherwise dispose of all or any part of the Debts, Invoices, Contracts or any amount standing to the credit of the Trust Account or monies standing to the credit of its other bank accounts that are held on trust for Barclays under this Agreement (other than as contemplated by this Agreement);

         (h) promptly upon becoming aware notify Barclays of any event likely to result in the reduction in value of any Debt purchased by Barclays (whether as a result of payment or otherwise) or likely to result in Barclays receiving less than the full Notified Value;

         (i) comply with all operational undertakings set out in Schedule 3 (Operational Undertakings);

         (j) comply with the terms of Schedule 4 (Computerised Facilities) in relation to any Computerised Facilities provided by Barclays;

         (k) comply in all respects with clause 7 (Collection and Administration) and hold on trust for Barclays any Debt which shall fail for any reason to effectively vest in Barclays;

         (l) ensure that the warranties given to Barclays when a Debt is Notified remain unaltered whilst the Debt remains outstanding;

         (m) at any time to do such things and to take, continue, discontinue or abandon such proceedings as Barclays may prescribe for the purpose of enforcing payment of and collecting Debts;

         (n) exercise such care and prudence in granting credit to and withholding credit from Debtors (including ensuring that no lien or right of retention in relation to relevant goods arises in favour of any third party) and to do such things (including issuing any requisite legal proceedings) in procuring or attempting to procure payment of all Debts as would be exercised and effected by a reasonably careful and prudent supplier of goods and services of the nature of those supplied by the Company;

         (o) notify Barclays immediately upon becoming aware of any financial difficulties or Insolvency Proceedings in relation to any of the Company, an Affiliate, a Guarantor or a Debtor, or that any such persons are Insolvent;

         (p) immediately Barclays are notified of Insolvency Proceedings relating to any Debtor, or that a Debtor is Insolvent:

                  (i) notify Barclays (in such form and manner as Barclays may from time to time prescribe) of the nature of the Insolvency Proceedings or that it is Insolvent and the particulars of the Debts owing by such Debtor; and

                  (ii) to submit a proof in respect of such Debt in the insolvent estate of such Debtor and to give to the person administering such Debtor's estate irrevocable instructions in such form as Barclays may require that any dividends or other sums of money payable out of such estate in respect of any proof or claim by the Company or Barclays, shall be paid only to Barclays; and

                  (iii) to take such other action as shall be reasonably available to the Company and to execute such other documents as shall be needed to procure payment to Barclays of any dividends or in mitigating any loss which Barclays may suffer by reason of such Insolvency Proceedings or it becoming Insolvent;

                  (iv) to pay to Barclays all monies received by the Company from the estates of insolvent Debtors which relate to Debts purchased by Barclays.

         (q) immediately notify Barclays of any waiver, amendment, variation, substitution or replacement of the US Financial Covenants.

15       TERMINATION

         (a) Subject to clause 16 (Default) the Facility is available for a period of the Minimum Period and shall, in the absence of notice to terminate served by either Party in accordance with clause 15(b) (Termination) or clause 15(c) (Termination), automatically renew for a further 12 months upon each anniversary of this Agreement.

         (b) Subject to clause 16 (Default) the Company may terminate this Agreement by giving at least 3 months written notice, such notice to expire upon the date stated in the notice.

         (c) Subject to clause 16 (Default) Barclays may terminate this Agreement by giving at least 3 months written notice, such notice to expire upon the date stated in the notice.

         (d) A request by the Company for termination prior to the expiry of the Minimum Period shall be subject to payment in full of the Breakage Costs. The rights and obligations of the Company and Barclays accrued prior to termination will continue in full force and effect.

          (e) If this Agreement is terminated by the Company for any reason prior to the expiry of the Minimum Period (save for termination in accordance with clause 19(d) (Increased Costs)), then the Company shall pay to Barclays on the date this Agreement is terminated (the "EARLY TERMINATION DATE") the Breakage Costs, which shall be an amount equal to the Service Fee payable by the Company multiplied by the number of months (in whole or in part) between the Early Termination Date and the expiry of the Minimum Period.

16       DEFAULT

16.1     Each of the events set out in this clause 16.1 (Default) is an Event of
         Default:

                  (i) the failure by the Company to remit to the correct Trust Account within 1 Banking Day of Barclays' demand any amount received by the Company representing the proceeds of Debts administered or dealt with in any manner contrary to that prescribed by this Agreement and/or the Bank Instruction Letter, or the failure by the Company to discharge within 3 Banking Days of Barclays' demand all and any other amounts due (but unpaid) to Barclays under or pursuant to this Agreement;

                  (ii) the failure by the Company to comply with its obligations under clause 4.2 (Existing Debts) and such failure to comply continues unremedied for 3 Banking Days from the date of notice by Barclays to the Company requiring remedy;

                  (iii) the Company fails to comply with any other provision of this Agreement (not addressed by clauses 16.1(i) and (ii) (Default)) and the failure to comply, if capable of remedy, continues unremedied for 5 Banking Days from the date of notice by Barclays to the Company requiring remedy;

                  (iv) a representation made or repeated in the Finance Documents delivered by or on behalf of the Company in connection with this Agreement is materially incorrect when made or deemed to be made or repeated;

                  (v) the Company, an Affiliate or the Parent (or any guarantor from time to time) becomes Insolvent or Insolvency Proceedings are commenced against such persons;

                  (vi) there is a change of control in the Company or its Affiliates;

                  (vii) there is a termination or proposed termination of any waiver, consent, release or priority in favour of Barclays in relation to any Security Interest over Debts;

                  (viii)   there has been a Material Adverse Change;

                  (ix) there arises the termination or proposed termination of the Letter of Comfort;

                  (x) any breach of any agreement (other than the Finance Documents) between the Company and Barclays Bank PLC;

                  (xi) any breach or the termination (for any reason) of the Policy; and

                  (xii)    any breach of the US Financial Covenants.

16.2 On and at any time after the occurrence of an Event of Default specified in clause 16.1 (Default), which is continuing:

                  (i) Barclays shall not be obliged to make any Early Payment or the Deferred Element;

                  (ii) Barclays may immediately terminate this Agreement by notice to the Company;

                  (iii) Barclays may immediately reduce the Facility Limit to zero or such other figure as Barclays may determine;

                  (iv) Barclays may immediately serve a Notice of Assignment and Trust on any or all of the Debtors;

                  (v) the Company shall immediately, if Barclays so requests, notify any Debtor of the assignment of Debts under this Agreement;

                  (vi) all amounts outstanding from the Company to Barclays under this Agreement will become immediately due and payable;

                  (vii)    all Barclays' Credit Limits shall be withdrawn;

                  (viii) insofar as Barclays has assumed the Credit Risk in relation to any Debt, it shall immediately cease to do so;

                  (ix) the rights and obligations of the Company and Barclays under this Agreement prior to termination will continue in full force and effect; and

                  (x) combine all accounts the Company may have with Barclays and/or apply in reduction of such sums the Company may then or thereafter owe to Barclays (howsoever arising, whether under this Agreement or otherwise) any sums which Barclays then or thereafter owe to the Company to the effect that Barclays shall only be liable to account to the Company for any net resulting sum due from Barclays to the Company after such combination and/or application shall have been effected.

17       LIMITED RECOURSE

17.1 The Company shall indemnify Barclays and keeps Barclays indemnified against any losses, costs, expenses (including legal expenses on an indemnity basis), claims, damages and interest ("LOSS") sustained, suffered or incurred by Barclays in relation to any breach of this Agreement and/or the Policy, PROVIDED THAT, without prejudice to clause
         17.2 (Limited Recourse), such indemnity shall not apply where:

         (a)      there is non-payment in whole, or in part, of an Approved
                  Debt, and

         (b) the Insurer has approved the relevant claim in relation to such Approved Debt, and

         (c) the Insurer has effected a payment to Barclays under the Policy in relation to such claim.

17.2 Without prejudice to clause 17.1 (Limited Recourse) in respect of Approved Debts only, Barclays hereby confirms that the maximum amount (including Discount and the Service Charge) that Barclays shall seek to recover against the Company or the Company's assets in respect of any monies advanced by Barclays to the Company under this Agreement shall be limited to the difference between (i) the aggregate value of the Purchase Price for such Approved Debts which have been credited to the Payment Account and (ii) if greater, the aggregate of all Early Payments made by Barclays to the Company in respect of such Approved Debts.

18       INDEMNITY

         The Company will indemnify Barclays and keep Barclays indemnified against any Loss sustained, suffered or incurred by Barclays in relation to:-

         (a) any act or omission on the part of the Company including without limitation any breach by the Company of the terms of this Agreement, the Policy, any Contract or any applicable law; or

         (b) the Debtor making (or claiming to be entitled to make) any deduction from any amount payable to Barclays in relation to Debts purchased by Barclays due to:

                  (i) any provision in the relevant Contract to such effect; or

                  (ii) any sum owed or allegedly due to the Debtor from the Company, whether by way of contract, damages or otherwise; or

         (c) the Debtor otherwise claiming to be justified in withholding all or any part of the Debt by reason of a dispute concerning the goods or services supplied or delivered or as to terms of the Contract.

19       INCREASED COSTS

         (a) The Company shall, within 3 Banking Days of a demand by Barclays, pay to Barclays the amount of any increased cost or reduction in return (whether under this Agreement or on its capital) incurred by it in respect of performing, maintaining or funding its obligations under this Agreement as a result of:

                  (i) the introduction of, or change in, or change in the interpretation or application of, any law or regulation; or

                  (ii) compliance with any regulation made after the date of this Agreement,

                  including any law or regulation relating to taxation, change in currency of a country, reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control.

         (b) Barclays shall, in consultation with and at the expense of the Company, and to the extent it can do so lawfully, take all reasonable steps open to it to mitigate any circumstances which arise and which would result in any amount becoming payable under clause 19(a) (Increased Costs).

         (c) Clause 19(b) (Increased Costs) above does not in any way limit the obligations of the Company under this Agreement.

         (d) If in the Company's reasonable opinion, the increased costs make the transactions contemplated by this Agreement uneconomical, then the Company may serve notice of termination in accordance with and subject to clause 15 (Termination) and no Breakage Costs shall be payable.

20       SET-OFF

20.1 Barclays may set-off at any time, any obligation owed by the Company under this Agreement against any obligation owed by Barclays to the Company. In particular, Barclays may at any time set-off, debit, transfer or apply the difference between the Notified Value of any Debt and its Purchase Price in respect of or in satisfaction of all the actual, contingent, present and future liabilities of the Company to Barclays under this Agreement. If either obligation is unliquidated or unascertained, Barclays may set-off an amount estimated by it in good faith to be the amount of that obligation, although Barclays shall promptly credit to the Company any amount which, with the passage of time, can be evidenced to have been set-off in excess of any such estimate.

21       POWER OF ATTORNEY

         The Company, by way of security, irrevocably appoints Barclays (who shall have the power to nominate any of its directors, company secretary, authorised signatories and managers (and administrators in the event that such are appointed in relation to the Company) from time to time from the date hereof to exercise Barclays' powers under this clause 21) as its attorney or attorneys in its name and on its behalf to be its attorney to take any action which it is obliged to take under this Agreement (including the completion, execution and any Debt Notification Notice or Notice of Assignment and Trust) and:

         (a) sign and execute a legal assignment of all or any of the Debts in accordance with section 136(1) of the Law of Property Act 1925; or

         (b) otherwise obtain payment of or perfect its ownership of any Debts; or

         (c) secure the performance of any of the Company's obligations pursuant to this Agreement;

         (d) conducting any claim or other matter under or pursuant to any relevant fraud and/or credit insurance policy or policies in relation to all or any Debts;

         and the Company agrees that Barclays may at any time appoint a substitute to act as its attorney, and may revoke any such appointment without giving a reason. The appointment of a substitute is to be in writing signed by Barclays (acting through any of its directors, company secretary or authorised signatories). Every substitute shall have full powers as the Company's attorney as if appointed by this clause 21 except this power to appoint a substitute.

         Barclays will only exercise its rights under this power of attorney if a Default has occurred and is continuing.

22       ASSIGNMENTS

         The Company may not assign or transfer any of its rights and obligations under this Agreement.

23       WAIVERS AND REMEDIES CUMULATIVE

         The rights of Barclays under this Agreement may be exercised as often as necessary, are cumulative and not exclusive of its rights under the general law and may be waived only in writing and specifically. Delay in exercising or non-exercise of any such right is not a waiver of that right.

24       MISCELLANEOUS

         (a) The Company shall pay within 3 Banking Days of demand if due and owing:-

                  (i)      Breakage Costs in connection with this Agreement;

                  (ii) any stamp duties in connection with this Agreement, the purchase of any Debt by Barclays from the Company or any documents served or created in connection with this Agreement;

                  (iii) all reasonable costs (including, without limitation, reasonable legal fees and expenses) incurred by Barclays in connection with the preparation and negotiation of this Agreement and all reasonable costs (including, without limitation all reasonable legal fees and expenses) incurred by Barclays in connection with the enforcement of this Agreement; and

                  (iv) losses flowing from any judgement or claim being payable in a different currency from that agreed under this Agreement.

         (b) Interest and Discount accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 365 days.

         (c) This Agreement will, with effect from or after the first day of the introduction of Sterling into European Economic and Monetary Union as contemplated by the Treaty establishing the European Community, be amended (by notice from Barclays to the Company), to the extent that Barclays specifies to be necessary or desirable, to comply with any generally accepted conventions and market practice applicable to euro-denominated obligations in the London interbank market or otherwise to reflect the change in currency.

25       NOTICES

         (a) All notices or other communications under this Agreement shall be given in writing and may be made by facsimile. Any such notice will be deemed to be given as follows:

                  (i) if by letter, when delivered personally or on actual receipt; and

                  (ii)     if by facsimile, when received in legible form.

                  However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

         (b) The address and facsimile number of each Party for all notices under this Agreement are those notified by that Party for this purpose to the other Party prior to the date of this Agreement or any other notified to the other Party by not less than 5 Banking Days' notice.

26       COUNTERPARTS

         This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

27       JURISDICTION

         The Parties agree that the courts of England have jurisdiction to hear and determine any proceedings that may arise in connection with this Agreement.

28       GOVERNING LAW

         This Agreement is governed by English law.

IN WITNESS of which this deed has been executed and, on the date set out above, delivered as a deed.

SIGNED as a deed by
RUSS BERRIE (UK) LIMITED acting by two directors or by one director and the secretary, and delivered when dated:



DIRECTOR
/s/ Chris Robinson
--------------------------
Name: Chris Robinson


DIRECTOR/SECRETARY
Signature                      :
Name                           :

SIGNED as a deed on the 30th
day of December 2005 on behalf

of BARCLAYS BANK PLC

acting by

/s/ Bruce McKoen
-----------------------------
Bruce McKoen

as duly appointed attorney for: Barclays Bank PLC in the presence of:-

Witness' Signature
                  --------------------------------

Witness' Name
                  --------------------------------


Witness' Address





Occupation
                  --------------------------------

                                   SCHEDULE 1

                     FORM OF NOTICE OF ASSIGNMENT AND TRUST

                  [On the letterhead of the Barclays Bank Plc]

To:      [DEBTOR]

                                                                          [DATE]


Dear Sirs,

FRAMEWORK AGREEMENT DATED [      ], 2005 (THE "AGREEMENT") BETWEEN [       ]
LIMITED (THE "COMPANY") AND BARCLAYS BANK PLC (THE "BANK")

This letter constitutes notice to you that, pursuant to the Agreement, the Company assigned all Debts to the Bank and holds all its rights in respect of the following Debts on trust for the Bank.


INVOICE NUMBER         DATE OF INVOICE         AMOUNT                  DUE DATE




All payments due from you in respect of the above Debts shall be paid to the Bank for its own account [in accordance with your existing payment instructions] [as follows: Name account details]

Please acknowledge receipt of this notice by signing and returning the attached copies to Barclays at the address above and to the Company at the address below:

[set out address].

Yours faithfully,





.............................................
BARCLAYS BANK PLC

Authorised signatory



[COMPANY'S ADDRESS]

                                   SCHEDULE 2

                        FORM OF DEBT NOTIFICATION NOTICE

                       APPROVED DEBTS CREATED IN WEEK [ ]

                       [On the letterhead of the Company]


To:      Barclays Bank PLC
         Sales Financing Unit
         Churchill Plaza
         Churchill Way
         Basingstoke
         Hampshire
         RG21 7GL

From:    [                                ]

                                                                          [DATE]


FRAMEWORK AGREEMENT DATED [      ] DECEMBER 2005 (THE "AGREEMENT")

Terms defined in the Agreement have the same meaning in this notice.

1        We hereby confirm that we have:

         (a) notified you electronically of the Approved Debts created by us, in the period set out above ("ELECTRONICALLY NOTIFIED DEBTS") in accordance with the Agreement; and

         (b) transferred to you electronically an aged analysis of the Electronically Notified Debts and certify that, except as otherwise noted thereon, each Electronically Notified Debt referenced in the aged analysis is the subject of an Invoice that is complete and in full force and effect.

2        We confirm that:

         (a)      no Default is outstanding or will result from any payment;

         (b) payment for the Electronically Notified Debts will not result in a breach of clause 2 (Amount) of the Agreement; and

         (c) the goods to be delivered under the Contracts referable to the Electronically Notified Debts have been delivered to the Debtor in accordance with the Contract.

By:

[                                              ]
Authorised Signatory

                                   SCHEDULE 3

                            OPERATIONAL UNDERTAKINGS

1 By the 10th day of each month, the Company shall provide to Barclays a sales ledger reconciliation in relation to its business operation as at the last working day of each previous month, and (as applicable) each such reconciliation shall include, on an Approved Jurisdiction by Approved Jurisdiction basis:

         (a) fully posted aged debtor analysis for each Debtor, aged by Invoice date in a five column format;

         (b) copy open item sales ledger for each Debtor, on a monthly basis, showing details of the outstanding Debts assigned to Barclays (in a format agreed by Barclays);

         (c) an analysis evidencing that all amounts outstanding to suppliers are posted to aged creditors analyses;

         (d)      a contra analysis report in a format agreed by Barclays;

         (e) a schedule (in a format agreed by Barclays) specifying all Invoices, Credit Notes and Debit Notes on a weekly basis (or such other frequency as may be agreed between the Parties, acting reasonably);

         (f) a schedule of Debts which are not subject to subsisting Credit Limits;

         (g)      a schedule specifying all Deductions and Reserves;

         (h)      a schedule of Unapproved Debts;

         (i)      a schedule specifying all Export Debts;

         (j)      a schedule specifying all Excluded Export Debts; and

         (k) a report (in a form agreed from time to time by the Company and Barclays) detailing all known disputes with Debtors.

2 The Company shall retain and hold to the order of Barclays and make available for inspection by Barclays all documents relating to proof of delivery of any goods or services.

3 The Company shall allow any employee, representative or agent of Barclays, at all reasonable times to conduct an audit of which may, without limitation, include:

         (a) entering any premises at which the Company carry on business, to inspect goods and stocks and Contracts;

         (b) inspect, verify and check all such books, accounts, computer and other records, orders, correspondence and other documents as Barclays may reasonably require; and

         (c) to copy (including computer disks), at the expense of the Company, such of them as it may require or to check or remove any software or hardware provided by Barclays or any licensor of Barclays in connection with access to its computer facilities.

4 The Company must promptly provide to Barclays full details of all new or amended Contracts and observe and perform its obligations with regard to the same and if appropriate, obtain consent to the assignment of Debts to Barclays.

5 The Company shall maintain a record of Credit Notes and Debit Notes and provide such record to Barclays on a monthly basis in such form as Barclays may reasonably request.

6        The Agreement shall be reviewed on each anniversary of the Commencement
         Date.

                                   SCHEDULE 4

                             COMPUTERISED FACILITIES

1 Where applicable under this Agreement, the Company shall have the benefit of Barclays' computerised facilities provided in accordance with this Schedule 4 (Computerised Facilities), and the terms of this
         Schedule 4 (Computerised Facilities) shall apply together with the terms of Barclays' Computer User Guide which shall be treated as incorporated into these Conditions. These Conditions shall prevail over any inconsistency with Barclays' Computer User Guide.

2        In this Schedule 4 (Computerised Facilities):

         'ADOPTED PROTOCOL' means the accepted method for the interchange of Messages based on such protocol as may be agreed between the Company and Barclays.

         'COMPUTER USER GUIDE' means the Guide produced by Barclays, in whatever form and as from time to time amended, describing the facilities available through access to Barclays' computer and the procedures and rules to be adopted and observed for such access and for electronic data interchange.

         'DATA' means any information processed into Barclays' computer facility in relation to the Company's affairs.

         'MESSAGE' means Data structured in accordance with the Adopted Protocol and transmitted electronically between the Company and Barclays, including where the context admits any part of such Data.

         'DATA LOG' means the complete record of Data interchanged representing the Messages between the Company and Barclays.

3 The terms of this Schedule (Computerised Facilities) shall apply to all Messages between the Company and Barclays using the Adopted Protocol. The Company and Barclays agree that all such Messages shall be transmitted in accordance with the provisions of Barclays' Computer User Guide.

4        The Company undertakes:

         (a) at its sole risk and expense, to maintain on its computer and in a safe and efficient operating order, at such address as Barclays may approve, a proprietary communications software package and modem which shall comply with the standards and requirements notified by Barclays. The Company shall make suitable contingency arrangements to cover system or operating failures and suspension or withdrawal of the computerised facilities; and

         (b) to ensure that all Messages the Company sends are correct and complete; and

         (c) to comply with the requirements and directions of Barclays' Computer User Guide and in particular all directions as to security; and

         (d) to use the Computerised Facilities only for the Company's own needs and for the purposes set out in the Computer User Guide.

5 The Company shall have a non transferable licence to obtain the facilities described in the Computer User Guide. Both the extent of the facilities and the provisions of the Computer User Guide may from time to time be amended by Barclays, at its sole discretion, to take account of any technical or procedural alterations or enhancements.

6 In using the facilities the Company will use and comply with the requirements of Barclays Bank PLC's 'Messageway' system. The Company will not use any other intermediary.

7        The Company and Barclays undertake to each other:

         (a) to notify the other promptly if it learns or suspects that there has occurred any failure or delay in receiving any Message, any error or fraud in or affecting the sending or receiving of any Message or any programming error or defect or corruption of any Message, and to co-operate with the other party in trying to remedy the same;

         (b) to take all appropriate steps and establish and maintain all appropriate procedures so as to ensure that as far as is reasonably practicable Messages are properly stored, are not accessible to unauthorised persons, are not altered, lost or destroyed, and are capable of being retrieved only by properly authorised persons;

         (c) to maintain adequate security and to maintain the computer virus free;

         (d) to take reasonable precautions to prevent unauthorised access to the facilities;

         (e) to keep secret and confidential the method of operation of the facilities, the Computer User Guide, all access telephone numbers, user numbers, passwords, test keys, access codes and security procedures;

         (f) to notify the other party immediately if it knows of or suspects any misuse of, or breach of secrecy in respect of, any of the same;

         (g) to ensure that every Message shall identify the sender and recipient and include a means of verifying the authenticity of the Message, either through a technique used in the Message itself or by some other means provided for in the Adopted Protocol;

         (h) to ensure that all Messages are complete, accurate and secure against being altered in the course of transmission by the sender;

         (i) to accept the integrity of all Messages and to accord these the same status as would be applicable to a document or to information sent other than by electronic means, unless such Messages can be shown to have been corrupted as a result of technical failure;

         (j) to ensure that where there is evidence that a Message has been corrupted or if any Message is identified or capable of being identified as incorrect it shall be re-transmitted by the sender as soon as practicable with a clear indication that it is a corrected Message;

         (k) where the recipient has reason to believe that a Message is not intended for it then the sender shall be notified and the recipient will delete the Message from its computer system.

8 Each of the Company and Barclays shall maintain a Data Log of all Messages sent or received and make the same available to the other on request. This shall contain such Data as shall from time to time be agreed or, in the absence of such agreement, shall be the most complete record of Data which either of Barclays or the Company shall consider reasonably practicable to maintain. Except to the extent otherwise agreed between Barclays and the Company in writing, such Data Log shall be stored unmodified (save as may be necessary to correct any errors) until the first anniversary of the termination of this Agreement. The Data Log may be maintained on computer media or other suitable means provided that the Data can be readily retrieved and presented in readable form. Barclays' master log of Messages and Data received or transmitted by Barclays shall, in the absence of manifest error, be conclusive proof and evidence of the Messages sent or received by Barclays in connection with or referable to the Computerised Facilities and of the constituents of such Messages and the times at which they were sent or received. Barclays may rely upon any Message ostensibly sent by the Company or on its behalf, even though it may not originate from the Company or that its employee or officer purporting to send the message shall lack authority.

9 The copyright and all other rights in any software used or provided by Barclays or its licensors in connection with the facilities and in any Computer User Guide issued by Barclays shall at all times remain vested in Barclays or, if the terms of any contract that Barclays has with any licensor otherwise specify, in such licensor. The Company will not copy such software or Barclays' Computer User Guide without Barclays' prior written consent.

10 The Company accepts that information available from Barclays' Computerised Facilities will be subject to change before the close of business each day, particularly details of any Availability from the Payment Account.

11 Barclays shall not be liable for or in respect of any loss, injury or damage or any failure to comply, or any delay in complying with its obligations hereunder or any other obligation in respect of the Computerised Facilities which is caused directly or indirectly by:

         (a) any downtime, unavailability, failure or malfunction of any computer hardware equipment or software, or of any telephone line or other communication system, service, link or equipment;

         (b)      suspension of the Computerised Facilities;

         (c)      abnormal operating conditions;

         (d) any error, discrepancy or ambiguity in any Message received by Barclays;

         (e) abnormal operating conditions, act or omission of the Company or of any third party;

12 Barclays shall have the right, without liability to the Company and without notice, at any time and from time to time, to suspend the operation of the Computerised Facilities whereupon no further Messages shall be sent or enquiries made by either the Company or Barclays until Barclays shall have agreed to re-activate the facilities.

13 Either the Company or Barclays may terminate the Computerised Facilities between the Company and Barclays by giving not less than 24 hours written notice to the other. If the Company terminates the Computerised Facilities within twelve months of the installation of the software and modem Barclays shall charge the Company an installation charge of Pound Sterling500 plus Value Added Tax. If the Computerised Facility is terminated by either party at any time within two years after the first anniversary of such installation then the Company will pay an installation charge of Pound Sterling250 plus Value Added Tax.

14 Upon termination of the facility the Company shall immediately return to Barclays all copies of the Computer User Guide and any other documentation or property (including any modem) of Barclays or its licensors supplied in relation to the facility.

15 The Computerised Facilities shall also be co-terminous with the rest of this Agreement.

16 The Company shall indemnify Barclays against all liabilities, damages and expenses arising out of the transmission by the Company or the receipt by Barclays of incorrect or inaccurate information however caused.

17       Barclays reserve the right to levy a charge for:

         (a)      any new electronically delivered services in future; or

         (b) reconfiguration of the computerised facilities due to mix-operation by the Company.

18 If Barclays is required to visit the Company's premises to install the software package and modem and such installation fails for reasons outside Barclays' control Barclays will charge the Company an abortive visit charge of Pound Sterling250 plus VAT.

                                    ANNEXE 1

                                  SALES LEDGER